UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 25, 2024
Date of Report (date of earliest event reported)

OpGen, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2024, OpGen, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with David E. Lazar, pursuant to which he will acquire 3,000,000 shares of Series E Convertible Preferred Stock (“Series E Preferred Stock”) of the Company at a price of $1.00 per share for aggregate gross proceeds of $3.0 million. The proceeds of the transaction will be used to repay and settle outstanding indebtedness and liabilities of the Company and for other general corporate and operating purposes.

On March 25, 2024, Mr. Lazar paid $200,000 at the initial closing of the transactions under the Purchase Agreement in exchange for 200,000 shares of Series E Preferred Stock. Subject to the satisfaction of certain closing conditions, Mr. Lazar will pay an additional $200,000 on or before April 8, 2024, and the balance of $2.6 million will be paid no later than May 1, 2024. Each share of Series E Preferred Stock is convertible into 24 shares of the Company’s common stock (“Common Stock”); provided, that, in no event, will the Series E Preferred Stock be convertible into Common Stock in a manner that would result in Mr. Lazar or his transferees or their affiliates holding more than the lesser of (i) 19.99% (together with any other shares of Common Stock otherwise held by them or their affiliates) and (ii) such lower percentage as may be required by applicable stock exchange rules of the then issued and outstanding Common Stock (the “Ownership Limitation”), prior to the date that the Company’s stockholders approve the issuance of shares of Common Stock to Mr. Lazar upon conversion of the Series E Preferred Stock; and provided further, however, that even following a vote of the stockholders of the Company in accordance with the rules and regulations of the trading market on which the Common Stock trades on such date and applicable securities laws to approve the removal of the Ownership Limitation, the Company shall not effect any conversion of the Series E Preferred Stock, and a holder of Series E Preferred Stock shall not have the right to convert any portion of the Series E Preferred Stock, to the extent that, after giving effect to the conversion, such holder (together with any other shares of Common Stock otherwise held by such holder(s) or their affiliates) would beneficially own the number of shares of Common Stock, which would be in excess of any statutory threshold pursuant to which the acquisition of such shares would trigger a compulsory offer requirement under applicable federal or state tender offer rules for the holder and its affiliates to make a tender offer for all the shares of the Company.

Pursuant to the Purchase Agreement, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of Delaware designating the rights, preferences and limitations of the shares of Series E Preferred Stock on March 25, 2024. The Certificate of Designation provides, in particular, that the Preferred Stock will vote together with the Common Stock on an as-converted basis, subject to the Ownership Limitation, and other restrictions as set forth in the Certificate of Designations for the Series E Preferred Stock.

The holders of Series E Preferred Stock will be entitled to participate in any dividends made on shares of Common Stock (on an as-converted basis) if and when such dividends are declared. Upon any liquidation or sale of the Company or all or substantially all of its assets, the holders of the Series E Preferred Stock will be entitled to receive, prior to and in preference to any distribution to holders of Common Stock, an amount equal to $1.00 per share, the stated value of the Series E Preferred Stock, then held by them plus any accrued but unpaid dividends. Thereafter, the remaining assets of the Company will be distributed to the holders of Common Stock until such holders receive a return of their capital originally contributed, and thereafter, any remaining assets will be distributed to all holders of Common Stock and Preferred Stock pro rata based on the number of shares held on an as-converted basis.

In the Purchase Agreement, Mr. Lazar has agreed that he will not engage in or effect, directly or indirectly, any short sales involving the Company’s securities or any hedging transaction that transfers the economic risk of ownership of the Series E Preferred Stock. Additionally, prior to the transaction, the Board of Directors of the Company unanimously adopted resolutions (i) exempting Mr. Lazar’s acquisition of the Series E Preferred Stock from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and (ii) granting Mr. Lazar the right to sell, assign or otherwise transfer either the Series E Preferred Stock (as well as any Common Stock underlying any such Series E Preferred Stock) or its rights to acquire the Series E Preferred Stock (as well as any Common Stock underlying any such securities) pursuant to the Purchase Agreement (the “Securities Purchase Rights”).

The Company agreed in the Purchase Agreement to not issue any additional shares of Common Stock or securities convertible into common stock for a period of 180 days from the date of the final closing. The Company also agreed in the Purchase Agreement not to effect any variable rate transaction, including an at-the-market offering, until April 15, 2025.

In the Purchase Agreement, the Company committed to call a meeting of stockholders no later than May 17, 2024 for purposes of soliciting approval of an amendment to the Certificate of Designations in order to remove the Ownership Limitation. In the event such amendment is not approved at such meeting, then the Company must call three subsequent meetings every 70 days in order to solicit such approval. If the approval is not obtained at the fourth meeting, pursuant to the Certificate of Designations, the holder of Series E Preferred Stock can cause the Company to redeem such shares at a price equal to the last reported closing stock price on the Nasdaq Capital Market as of the date of such meeting.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

In connection with the transactions contemplated by the Purchase Agreement, the Company entered into settlement agreements (the “Settlement Agreements”) with each of the European Investment Bank (“EIB”) and Curetis GmbH, the Company’s subsidiary (“Curetis”), and Curetis’ trustee in insolvency, pursuant to which the Company settled outstanding liabilities amongst the parties. Pursuant to the settlement agreements and the Purchase Agreement, following the final closing of transactions contemplated by the Purchase Agreement, the Company will pay $2 million of the proceeds to settle all outstanding debt of the Company to each of EIB and Curetis. The settlement agreement with EIB also terminated that certain Guarantee and Indemnity Agreement, dated as of July 9, 2020, by and between the EIB and the Company, pursuant to which the Company had guaranteed all of Curetis’ debt to EIB.

On March 26, 2024, the Company entered into an Inducement Offer to Amend Common Stock Purchase Warrants (the “Offer”) with an investor (the “Investor”). Pursuant to the Offer, the investor agreed to waive certain rights that would otherwise have been triggered under their warrants as a result of the transactions contemplated by the Purchase Agreement, in exchange for the Company entering into the Purchase Agreement.

The foregoing description of the Purchase Agreement, the Certificate of Designation, the Settlement Agreements, and the Offer do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the Certificate of Designation, the Settlement Agreements, and the Offer, which are filed as Exhibits 10.1, 3.1, 10.2, 10.3, and 10.5 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference. The Series E Preferred Stock was sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Regulation S promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2024, prior to the transactions contemplated by the Purchase Agreement, the current members of the Board of Directors (the “Board”) approved an increase in the size of the Board and appointed Mr. Lazar to the Board. On March 25, 2024, in connection with the initial closing of the transactions contemplated by the Purchase Agreement, the then current members of the Board of Directors (the “Board”) of the Company voted to appoint Avraham Ben-Tzvi, David Natan, and Matthew C. McMurdo as new, independent directors. The then current members of the Board thereafter resigned effective as of March 25, 2024. The initial term as director for Messrs. Ben-Tzvi, Natan, McMurdo, and Lazar will expire at the Company’s 2025 annual meeting of stockholders. At the time of the election, none of the new directors were appointed to any committees of the Board of Directors. The Board deemed Mr. Ben-Tzvi, Mr. Natan, and Mr. McMurdo as independent pursuant to Rule 5605 of the Nasdaq Listing Requirements. The Board intends to engage Mr. Lazar as an executive officer of the Company, and thereby does not deem him independent.

David E. Lazar (33) has served as the Chief Executive Officer of Titan Pharmaceuticals Inc. listed on the Nasdaq (TTNP) since August 2022, where he also served as a director and board chairman from August 2022 until October 2023. On December 28, 2023, Mr. Lazar was appointed Chief Executive Officer and to the board of directors of Minim, Inc. (NASDAQ: MINM). Mr. Lazar has successfully served as a custodian to numerous public companies across a wide range of industries, including without limitation, C2E Energy, Inc. (OTCMKTS: OOGI), China Botanic Pharmaceutical Inc. (OTCMKTS: CBPI), One 4 Art Ltd., Romulus Corp., Moveix, Inc., Arax Holdings Corp. (OTCMKTS: ARAT), ESP Resources, Inc. (OTCMKTS: ESPIQ), Adorbs, Inc., Exobox Technologies Corp. (OTCMKTS: EXBX), Petrone Worldwide, Inc. (OTCMKTS: PFWIQ), Superbox, Inc. (OTCMKTS: SBOX), Sino Green Land Corp. (OTCMKTS: SGLA), SIPP International Industries, Inc. (OTCMKTS: SIPN), Cereplast, Inc. (OTCMKTS: CERPQ), Energy 1 Corp. (OTCMKTS: EGOC), ForU Holdings, Inc. (OTCMKTS: FORU), China Yanyuan Yuhui National Education Group, Inc. (OTCMKTS: YYYH), Pan Global Corp. (OTCMKTS: PGLO), Shengtang International, Inc. (OTCMKTS: SHNL), Alternaturals, Inc. (OTCMKTS: ANAS), USA Recycling Industries, Inc. (OTCMKTS: USRI), Tele Group Corp., Xenoics Holdings, Inc. (OTCMKTS: XNNHQ), Richland Resources International Group, Inc. (OTCMKTS: RIGG), AI Technology Group, Inc., Reliance Global Group, Inc. (NASDAQ: RELI), Melt, Inc., Ketdarina Corp., 3D MarkerJet, Inc. (OTCMKTS: MRJT), Lvpai Group Ltd., Gushen, Inc., FHT Future Technology Ltd., Inspired Builders, Inc., Houmu Holdings Ltd. (OTCMKTS: HOMU), Born, Inc. (OTCMKTS: BRRN), Changsheng International Group Ltd., Sollensys Corp. (OTCMKTS: SOLS), Guozi Zhongyu Capital Holdings Co. (OTCMKTS: GZCC) and Cang Bao Tian Xia International Art Trade Center, Inc. Mr. Lazar currently serves as an Advisor to PROMAX Investments LLC, a position he has held since July 2022, and as an Ambassador at Large for the Arab African Council for Integration and Development, since March 2022.

He has also served as the CEO of Custodian Ventures LLC, a company which specializes in assisting distressed public companies through custodianship, since February 2018, and Activist Investing LLC, an actively managed private investment fund, since March 2018. Previously, Mr. Lazar served as Managing Partner at Zenith Partners International Inc., a boutique consulting firm, from July 2012 to April 2018. In his role as Chief Executive Officer of Custodian Ventures LLC, Mr. Lazar has successfully served as a custodian to numerous public companies across a wide range of industries. Based on Mr. Lazar’s diverse knowledge of financial, legal and operations management, public company management, accounting, audit preparation, due diligence reviews and SEC regulations, our Board believes that Mr. Lazar has the appropriate set of skills to serve as a member of the Board.

Avraham Ben-Tzvi (53) is the founder of ABZ Law Office, a boutique Israeli law firm specializing in corporate & securities laws, commercial law & contracts, and various civil law matters, as well as providing outsourced general counsel services for publicly traded as well as private companies and corporations, which he established in January 2017. Mr. Ben-Tzvi served as Chief Legal Officer and General Counsel of Purple Biotech Ltd. (formerly Kitov Pharma Ltd.) (NASDAQ/TASE: PPBT), a clinical-stage company advancing first-in-class therapies to overcome tumor immune evasion and drug resistance, from November 2015 until April 2020. Prior to that, Mr. Ben-Tzvi served as General Counsel and Company Secretary at Medigus Ltd. (NASDAQ/TASE: MDGS), a minimally invasive endosurgical tools medical device and miniaturized imaging equipment company, from April 2014 until November 2015. Prior to that he served as an attorney at one of Israel’s leading international law firms where, amongst other corporate and commercial work, he advised companies and underwriters on various offerings by Israeli companies listing in the US and on various SEC related filings. Prior to becoming a lawyer, Mr. Ben-Tzvi worked in several business development, corporate finance and banking roles at companies in the financial services, lithium battery manufacturing and software development industries. Since December 2023, Mr. Ben-Tzvi has been serving as a member of the Board of Directors of Minim, Inc. (NASDAQ: MINM), a company which delivered smart software-driven communications products under the globally recognized Motorola brand and Minim® trademark. Since August 2022, Mr. Ben-Tzvi has been serving as a member of the Board of Directors of Titan Pharmaceuticals, Inc. (NASDAQ: TTNP), a pharmaceutical company, where he is also Chair of the Nominating Committee. Mr. Ben-Tzvi is a licensed attorney and member of the Israel Bar Association, and is also licensed as a Notary by the Israeli Ministry of Justice. Based on Mr. Ben-Tzvi’s extensive legal experience and knowledge in the fields of civil-commercial law and corporate and securities law, and his previous public company and commercial business experience, our Board believes that Mr. Ben-Tzvi has the appropriate set of skills to serve as a member of the Board.

David Natan (70) currently serves as President and Chief Executive Officer of Natan & Associates, LLC, a consulting firm offering chief financial officer services to public and private companies in a variety of industries, since 2007. From February 2010 to May 2020, Mr. Natan served as Chief Executive Officer of ForceField Energy, Inc. (OTCMKTS: FNRG), a company focused on the solar industry and LED lighting products. From February 2002 to November 2007, Mr. Natan served as Executive Vice President of Reporting and Chief Financial Officer of PharmaNet Development Group, Inc., a drug development services company, and, from June 1995 to February 2002, as Chief Financial Officer and Vice President of Global Technovations, Inc., a manufacturer and marketer of oil analysis instruments and speakers and speaker components. Prior to that, Mr. Natan served in various roles of increasing responsibility with Deloitte & Touche LLP, a global consulting firm. Mr. Natan currently serves as a member of the Board of Directors and Chair of the Audit Committee of NetBrands Inc. f/k/a Global Diversified Marketing Group, Inc. (OTCMKTS: NBND), a manufacturer, marketer and distributor of food and snack products, since February 2021 and serves as a member of the Board of Directors and Chair of the Audit Committee of Sunshine Biopharma, Inc. (NASDAQ: SBFM), a pharmaceutical and nutritional supplement company, since February 2022. Additionally in November 2023, Mr. Natan was appointed to the board of directors and Audit Committee Chair of Minim, Inc. (NASDAQ: MINM). In December 2022, Mr. Natan was appointed to the board of Directors and Audit Committee Chair of Vivakor Inc. (NASDAQ: VIVK) and served until December 2023. Previously, Mr. Natan served as Chairman of the Board of Directors of ForceField Energy, Inc., from April 2015 to May 2020, and as a member of the Board of Directors of Global Technovations, Inc., from December 1999 to December 2001. Mr. Natan holds a B.A. in Economics from Boston University. Based on Mr. Natan’s extensive experience, our Board believes that Mr. Natan has the appropriate set of skills to serve as a member of the Board.

Matthew C. McMurdo (52) has served as Managing Member of McMurdo Law Group, LLC, a corporate law practice, since 2010. Previously, Mr. McMurdo was a Partner at Nannarone & McMurdo, LLP, a boutique law firm, from 2008 to 2010. In addition, Mr. McMurdo served as General Counsel of Berkley Asset Management LLC, the general partner of a real estate fund focused on opportunistic and distressed real estate assets, from 2011 to 2013. Mr. McMurdo was Of-Counsel at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., from 2007 to 2008 and an associate at Greenberg Traurig, LLP from 2006 to 2007. Since August 2022, Mr. McMurdo has served as a director of Titan Pharmaceuticals, Inc. (NASDAQ:TTNP), where he serves on the audit, compensation (chair), and nominating committees. On December 28, 2023, Mr. McMurdo was appointed to the board of directors of Minim Inc (NASDAQ: MINM), where he serves on the compensation and nominating committees. Mr. McMurdo holds a B.S. in Finance from Lehigh University and a J.D., cum laude, from Benjamin N. Cardozo School of Law. Based on Mr. McMurdo’s extensive experience and knowledge in the fields of corporate and securities law, and his previous public company and commercial business experience, our Board believes that Mr. McMurdo has the appropriate set of skills to serve as a member of the Board.

In connection with such director appointments, the Company entered into director agreements with each of Messrs. Ben-Tzvi, Lazar, McMurdo and Natan. Pursuant to the director agreements, each director will be entitled to receive from the Company a cash fee of $12,500 per quarter (pro-rated for any partial quarter) plus a one-time fee of $50,000 upon signing their director agreement. Such cash fees will accrue until such time as the Company raises sufficient capital to pay the accrued but unpaid cash fees or the director elects to convert such unpaid fees into shares of common stock of the Company. The cash director fee would convert at a rate of $4.00 per share for each $1.00 of accrued and unpaid fee that is converted. In addition to the quarterly cash fee, under the director agreements, each director was granted 100,000 shares of restricted common stock. The foregoing description of the director agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of director agreement, which is filed as Exhibits 10.4 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01. Other Events.

On March 25, 2024, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of such press release is attached to this Current Report on Form 8-K as Exhibits 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to qualify for the safe harbor from liability established thereunder. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations, including the risk that the Company’s intention to regain compliance with the Nasdaq Bid Price Rule will not be achieved. In addition, for a further discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and its future results and financial condition, see "Risk Factors" in Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock
10.1	Form of Securities Purchase Agreement, dated as of March 25, 2024, by and between the Company and David Lazar
10.2	Settlement Agreement, dated March 25, 2024, by and between the European Investment Bank and the Company
10.3	Agreement, dated March 25, 2024, by and between Insolvency Administrator for Curetis GmbH and the Company
10.4	Form of Director Agreement.
10.5	Form of Inducement Offer to Amend Common Stock Purchase Warrants, dated March 26, 2024
99.1	Press release, dated March 25, 2024
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 29, 2024	OpGen, Inc.

	By:	/s/ David Lazar
		Name:	David Lazar
		Title:	Chairman